Exhibit 3.1

BARBARA K. CEGA V SKE Secr et a ry o f S tate 2 0 2 North Carson Street Carson C i ty, Nev a da 89701 - 42 01 (7 75 ) 68 4 - 5 708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT To NR s 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT rn NR s 78.4 0 3) Officer's Statement (PuRs u A NT rn NR s 80. 0 30) T YP E OR PR IN T - U SE DARK INK ON L Y · DO NOT HIGHLIGHT This form must be accompanied by appropriate fees. Page 1 of 2 Revi se d : 1/1 / 2019 1 . E ntity inform at i on: Name of ent ity as on file with the Nevada Secretary of State : I Beam Global I Ent ity or Nevada B u s in ess Id entification Number (NVID) : I E0096752007 - 4 I 2. Restated or Amended and Restated Art icl es: (Se l ect one) (If amend in g and re s tating onl'i , comp l ete sect i on 1,2 3 , 5 and 6) D Certificate to Accompany Restat e d Articles or Amended and Restated Articles D Restated Articles - No amendments; articles are restated only a nd are s ign ed by an officer of the corporation who h as been authori ze d to e xec ut e the cert ifi cate by resolution of the board of directors adopted on: The certificate correctly sets forth the te x t of the articles or certificate as amended to the date of the certificate . D Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. 3. T ype of D Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuan ce of Stock) The undersigned declare that they constit ute at l east two - thirds of the following: (Check only one box) D incorporators D board of directors The und ersigned affirmat i vely d eclare that to the dat e of this cert ifi cate, no stock of th e corporation has been i ssued Amendment F iling Be ing Completed: (Sel ec t on ly one bo x ) ( If amending, comp let e sect i on 1, 3, 5 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78 . 385 and 78.390 - After Issuance of Stock) Th e vote by which the s to ckho lders holding shares in the corporat ion entitling them to exerc i se at least a majority of the voting power, or such greater proportion of the vot ing power as may be required in the case of a vote by classes or series , or as may be required by the prov ions of the articles of incorporation * have voted in favor of the ame ndm ent is : 1 so. 07% J D Officer's Statement (foreign qualified entities only) - Name in home state , if using a modified name in Nevada : I I Jur is diction of formation: [ I Changes to takes the following effect: D The entity name has been amended. O Dissolution D The purpose of the entity has been amended. O Merger D The authorized shares have been amende d . D Conversion D Other: (specify changes) - I I * Officer's Statement must be submitted with either a certified copy of or a cert ifi cate evidencing the filing of any documen , t amendatory or otherwise, relating to the original articles in th e place of the corporations creation.

BARBARA K. CEGAVSKE Se creta ry of State 2 02 North Carson St reet Cars on C i t y , Nevada 89701 - 42 01 (775) 68 4 - 57 08 Website: www.nvsos.gov This form must be accompanied by appropriate fees. Page 2 of 2 Revi se d : 1/1 / 2019 Profit Corporation: Cert i ficate of Amendment (PURSUANT To NR s 78 . 380 & 78 . 385/78.39 0) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT To NR s 78.403) Officer's Statement (PuR s u ANT To NR s 8 o . o3oJ 4 . Eff ective Date and T im e : (Optiona l ) _J T im e : L j (must not be l ater than 90 days after the cert ifi cate i s filed) Date: I ----- 5. Inform at ion Be in g C h a nged: (Domes ti c corporatio n s only) C h a nge s to t akes the following effect: D The e ntity name h as b ee n amended. D The registered ag ent has been c h a ng ed. (attach Certificate of Acc epta nc e from n e w registered agent) D The purpose of the entity has be e n amended . Th e a uthori ze d shares hav e been amended . D The directors, managers or general partners hav e been amended. D IRS ta x language has been added . [J Articles have been added . D Articles have been deleted . D Other . The articles hav e been amended as follows: (provide article numb ers, if available) l see below (attach ad age(s ) if n ecessary) 6. Signature: (Required) ! Chief Executive Officer X _ 1 _ /_ v _ - - _ - - - _ - - - - - _ - _ - - _ - _ _ Signature of Officer or Authorized Signer Title x . ! Chief Financial Officer Signature of Officer or Authoriz ed Signer Title * If any proposed amendment would alter or cha nge any preference or any relative or other right given to a ny class or se rie s of outstanding s har es , then the amendment must be approved by the vote , in addition to th e affirmative vote otherwise required , of th e holders of shares representing a majority of the voting power of each class or series affected by the amend ment r ega rdlessto limitation s or restrictions on t he vot in g power the reof. Please include any required or optional information in space below: (attach additional page(s) if necessary) FOURTH: That the total number of voting common stock authorized that may be issued by the corporation is THREE HUNDRED AND FIFTY MILLION (350,000,000) shares of stock with NO PAR VALUE, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.